                                                                   EXHIBIT 10.29

Portions of this Exhibit were omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. Such portions are marked by a series of asterisks.

                                                                  PATENT LICENSE

                   PATENT AND TECHNOLOGY LICENSE AGREEMENT

This is a PATENT AND TECHNOLOGY LICENSE AGREEMENT (hereinafter referred to as "License Agreement"), dated October 2, 2001, between The Procter & Gamble Company, a corporation of the State of Ohio having a principal place of business at One Procter & Gamble Plaza, Cincinnati, OH 45202, U.S.A. (hereinafter together with its Affiliates known as "Licensor"), and Prestige Brands International, Inc., a corporation of the State of Virginia having a principal place of business at 26811 South Bay Drive, Suite 300, Bonita Springs, Florida 34134 (hereinafter together with its Affiliates known as "Licensee").

     WHEREAS, Licensor and Licensee have entered simultaneously into an Asset Sale and Purchase Agreement, dated as of August 27, 2001 ("Sale Agreement"), as "Seller" and "Buyer," respectively therein, pursuant to which Buyer purchased the Acquired Assets (as defined in the Sale Agreement); and

     WHEREAS, in connection with the Sale Agreement, Licensor wishes to grant, and Licensee wishes to accept, a license to manufacture certain household cleaning products under certain Licensor Patents and Technology within the Geography and in the Field of Use; and

     WHEREAS, in connection with the Sale Agreement, Licensor's Affiliate and Licensee entered into a Transitional Services Agreement, and a Transitional Supply Agreement ("TS Agreement") as "Supplier" and "Buyer", respectively therein, pursuant to which, among other provisions, Supplier agreed to provide Buyer with certain technical assistance;

     NOW, THEREFORE, as a condition of the sale and in consideration of the mutual promises hereinafter set forth, and other good and valuable consideration, the parties agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

     1.01 GENERAL. Any capitalized term used but not defined herein will have the meaning set forth in the Sale Agreement or the Transitional Services Agreement or the TS Agreement, as the case may be.

     1.02 "FIELD OF USE" means cleaning products which are marketed or positioned for use only in the household and which are sold in the Retail Business.

     1.03 "LICENSED PATENT RIGHTS AND TECHNOLOGY" means the Licensor Patents and Technology to be licensed under this Agreement.

     1.04 "LICENSOR PATENTS" means the patents set forth in Schedule A of this License Agreement and any continuation, continuation-in-part, divisional, reissue or reexamination applications or patent granted therefrom in the Geography.

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                                                                  PATENT LICENSE

     1.05 "TECHNOLOGY" means know-how and trade secrets relating to, but not limited to, Current Formulations, manufacturing processes therefore, equivalents thereof, and Perfume Technology.

     1.06 "PERFUME TECHNOLOGY" means the formulations for perfumes which are used in Products.

     1.07 "TRANSITIONAL PERIOD" means the Transitional Period as defined in the Transitional Supply Agreement attached as Exhibit 1.37 of the Sale Agreement.

     1.08 "GEOGRAPHY" means:

          (a) during the Transitional Period and continuing until October 2, 2006, only:

               (i) world-wide, except for CEEMEA, for COMET(R) powder products in the Retail Business;

               (ii) the United States of America and Canada for COMET(R) liquid spray products in the Retail Business; and

               (iii) the United States of America and Canada for COMET(R) liquid gel products in the Retail Business; and

          (b) After the Transitional Period, all areas set forth in (a) and additionally:

               (i)  CEEMEA for COMET(R) powder products in the Retail Business;
                    and

               (ii) world-wide for COMET(R) powder products in the CPG Business.

     1.09 "PRODUCTS" means Current Formulations of COMET(R) powder cleanser, COMET(R) bathroom liquid spray cleaner, and COMET(R) liquid gel bleach cleaner products, which are sold, marketed, and/or distributed under the Trademarks.

     1.10 "CURRENT FORMULATIONS" means those product formulations which are currently used in the Products and which are described on Schedule B of this License Agreement.

                                   ARTICLE II
                                     LICENSE

     2.01 LICENSE GRANT. Licensor hereby grants Licensee, solely in the Field of Use, an exclusive, transferable (except to the entities, companies and their respective Affiliates, listed on Schedule 2.01 for a period of three
(3) years after the date hereof), fully paid-up license without the right to sublicense (except to an Affiliate or a contract manufacturer of the Products directly for Licensee), under the Licensed Patent Rights and Technology to make, have made, use, sell, and off to sell the Products and the packaging therefore in the Geography for the Term set forth in Section 6.01 of this Agreement. Perfume Technology is licensed for use only in the Products, in the Field of Use within the Geography, and only in connection with the product forms in which they are sold as of the date of this Agreement. The Perfume Technology is not licensed for use in Asia in the Products or for any other use in Asia.

     2.02 IMPROVEMENTS AND MODIFICATIONS. No rights are granted under the Licensed Patent Rights and Technology to any improvements of the Licensor or in fields outside the Field


                                       2
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                                                                  PATENT LICENSE

of Use. Notwithstanding any of the above, no rights are or shall be granted under any patents of Licensor other than the Licensor Patents.

                                   ARTICLE III
                  PATENT MARKING/PATENT FEES/USE OF TRADE NAMES

     3.01 PATENT MARKING. Licensee covenants to mark all products sold or distributed in the United States within the scope of the licenses granted under this License Agreement with any and all patent markings pertaining to Licensor Patents that may be applicable to Products. Licensee shall mark all COMET(R) Bathroom Liquid Spray Cleaner products manufactured under this License Agreement with the statement "Made under one or more of U.S. Patents:
5,061,393; D-328,422; D-327,222; D-321,322" as of the Closing Date and until the expiration date of Licensor Patents, or until Licensee ceases practicing the subject matter described in these patents. Licensee shall mark all COMET(R) Liquid Gel Bleach Cleaner products manufactured under this Licenses Agreement with the statement "Made under U.S. Patent 6,180,583." as of the Closing Date and until the expiration date of Licensor Patents, or until Licensee ceases practicing the subject matter described in this patent.

     3.02 PATENT FILING AND MAINTENANCE. Licensor shall have no obligation to file any patent application, secure any patent, or maintain any patent in force. The failure to do on Licensor's behalf shall not result in a refund of any consideration paid under the Sale Agreement. In the event that Licensor decides not to pay the maintenance fees in any country, or not to continue the prosecution of any pending patent application relating to the Licensor Patents in any country, Licensor will attempt in good faith to provide Licensee with sufficient prior notice to allow Licensee to elect to continue the prosecution or pay any applicable maintenance fees.

                                   ARTICLE IV
                     INFRINGEMENT, ENFORCEMENT, INVALIDITY -
                               LICENSOR PATENT(S)

     4.01 INFRINGEMENT, ENFORCEMENT. Licensee undertakes the obligation to notify Licensor of infringement of Licensor Patents by third parties of which it becomes aware. Licensor has the sole right to enforce Licensor Patents against infringers. In no event will Licensor be obligated to exercise such right. In the event Licensor elects to enforce Licensor Patents, Licensee will provide reasonable cooperation to Licensor, at Licensor's expense, to assist Licensor in the enforcement of Licensor Patents including without limitation providing necessary witnesses, materials and documents. Licensee does not receive rights to enforce the Licensed Patent Rights under this License Agreement.

     4.02 Licensor represents and warrants to Licensee that with respect to each Licensor Patent in the Geography (a) Licensor is the owner of the Licensor Patents required to grant the licenses granted herein, (b) to Licensor's Knowledge (Knowledge being defined in the Sale Agreement), the Licensor Patents are in good standing, (c) to Licensor's Knowledge, there are no current third party claims in infringement in the Field of Use against Licensor based on any Licensor Patents.

     4.03 DISCLAIMER. LICENSOR AND LICENSEE MAKE NO REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED,


                                       3
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                                                                  PATENT LICENSE

OTHER THAN THOSE SPECIFICALLY SET FORTH IN SECTION 4.01 AND 4.02 HERE ABOVE AND IN THE SALE AGREEMENT.

     4.04 INVALIDITY OF LICENSOR PATENTS. In the event that any of Licensor Patents is held by a court of competent jurisdiction to be invalid or unenforceable, the license herein granted with respect to the invalidated Licensor Patents will terminate. All other terms and conditions of this Agreement will remain unchanged including, without limitation, the license granted herein under any remaining Licensor Patents. Such a holding of invalidity shall not result in a refund of any consideration paid under the Sale Agreement.

                                    ARTICLE V
                                 CONFIDENTIALITY

     5.01 In addition to the Confidential Disclosure Agreement entered into between Licensor and Licensee on July 12, 2001, Licensee will regard as confidential and proprietary all of the information communicated to it by the Licensor in connection with this License Agreement and all such information communicated will at all times continue to be the property of the Licensor. Except as permitted by this Agreement, Licensee will not, without the prior written consent of the Licensor, at any time (a) use such information for any purpose other than as specifically permitted by the terms of this License Agreement; or (b) disclose any portion of such information to any third parties, other than contractors of Licensee who have agreed to be bound by such confidentiality obligations. Should this License Agreement be terminated pursuant to Article VI hereof, Licensee will return to Licensor all such information which is in written or tangible form (including all copies, summaries, notes, and files).

     5.02 Notwithstanding the foregoing, the provisions of 5.01 hereof will not apply to the knowledge, information, documents or materials which Licensee can conclusively establish: (i) have entered the public domain without Licensee's breach of any obligation owed to the Licensor; (ii) have been disclosed to the Licensee on a non-confidential basis by a third party having a bona-fide right to do so; (iii) are permitted to be disclosed by the prior written consent of the Licensor; (iv) are disclosed by the Licensor to a third party without restrictions on its disclosure; or (v) are independently developed by Licensee without breach of this License Agreement.

                                   ARTICLE VI
                        TERM, EXPIRATION AND TERMINATION

     6.01 TERM AND EFFECTIVENESS OF AGREEMENT. Except as otherwise set forth in this License Agreement, this License Agreement will become effective when executed in conjunction with the Sale Agreement by both Parties and will endure and remain in full force until lapse, termination or expiration of Licensor Patents. Lapse or expiration of all of said Licensor patents shall occur at such time as no Licensor patents remain legally enforceable as determined by a court decision for which all appeals have been exhausted. For avoidance of doubt, it is understood that the term of this License Agreement shall be perpetual subject to the expiration and termination provisions expressly set forth herein.

                                                                  PATENT LICENSE

     6.02 TERMINATION BY LICENSOR. This License Agreement and the licenses herein granted may be terminated by Licensor upon 30 days written notice, if:
(a) Licensee materially breaches any term of this License Agreement and such breach is not rectified within said 30 day period; or (b) Licensee attempts to assign this License Agreement or the license herein granted in breach of this License Agreement.

     6.03 EFFECT OF EXPIRATION OR TERMINATION OF LICENSE AGREEMENT. Upon termination of this License Agreement under 5.02, Licensee shall have no further rights to Licensor Patents, except Licensee may sell any products that it has in production, packed or distributed prior to such expiration or termination. The obligations of confidentiality set forth in Article V shall survive termination of this License Agreement. In the event of termination, upon notification of Licensor's request, Licensee will return to Licensor all written materials that were provided to Licensee by Licensor in furtherance of this Agreement, including copies, portions, compilations, and derivations thereof. Licensee shall retain non-exclusive rights to use the Technology. The expiration, termination or lapse of the License Agreement shall not result in the refund of any consideration paid under this Sale Agreement.

                                   ARTICLE VII
                             ASSIGNMENT OF AGREEMENT

     7.01 Except as otherwise expressly provided herein, neither this License Agreement nor any right granted hereunder may be assigned, extended or otherwise transferred by Licensee, without Licensor's prior written consent (which shall not be unreasonably withheld), nor shall this License Agreement or any rights granted hereunder inure to the benefit of any trustee in bankruptcy, receiver or other successor of Licensee whether by operation of law or otherwise, without the written consent of Licensor and any assignment or transfer without such consent and approval shall be null and void. Licensee may assign this License Agreement in whole or part to one or more of its Affiliates. Notwithstanding the foregoing, Licensee may assign this License Agreement without Licensor's consent in the event of a sale disposition, merger or consolidation that involves substantially all of the assets of the Retail Business or capital stock of Licensee.

                                  ARTICLE VIII
                                     NOTICES

     8.01 ADDRESSES OF NOTICES. All correspondence relating to this Agreement will be sent as follows:

          LICENSOR:      The Procter & Gamble Company
                         Acquisitions and Divestitures
                         One Procter & Gamble Plaza
                         Cincinnati, Ohio 45202
                         Attention: Stan Boric - Director
                         Fax: (513) 634-6108

          with copy to:  The Procter & Gamble Company
                         Legal Division
                         One Procter & Gamble Plaza


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                                                                  PATENT LICENSE

                         Cincinnati, Ohio 45202
                         Attention: Secretary
                         Fax: (513) 983-2611

          LICENSEE:      Prestige Brands International, Inc.
                         26811 South Bay Drive, Suite 300
                         Bonita Springs, Florida 34134
                         Attention: Theodore J. Host
                         Fax: (914) 948-8551

          with copy to:  Hunton & Williams
                         Riverfront Plaza, East Tower
                         951 East Byrd Street
                         Richmond, Virginia 23219
                         Attention: T. Justin Moore, III, Esq.
                         Fax: (804) 788-8218

     8.02 PROVIDING NOTICE. All notices required or permitted under this License Agreement will be in writing and will be deemed to be properly given when actually received by the Person entitled to receive the notice at the addresses stated above, or at such other addresses as Licensor or Licensee may provide by notice to the other.

                                   ARTICLE IX
                                     GENERAL

     9.01 WAIVER. Any waiver by either party of any rights arising under this License Agreement, including but not limited to any waiver arising from any breach by the other party, will not be construed as a waiver of other rights, including but not limited to rights arising from any breach, of the same or similar nature or other terms of this License Agreement. No waiver shall be effective unless said waiver is provided in writing.

     9.02 ENTIRE AGREEMENT. The Transaction Documents constitute the entire agreement among the Licensor and Licensee with respect to the subject matter hereof. In the event of any inconsistency with respect to the subject matter of this License Agreement and other of the Transaction Documents, the Sale Agreement will prevail.

     9.03 SEVERABILITY. The illegality or partial illegality of any or all of the License Agreement, or any provision thereof, will not affect the validity of the remainder of such agreement, or any provision thereof, and the illegality or partial illegality of the License Agreement or portion thereof in any jurisdiction in which such determination of illegality or partial illegality has not been made. In the event of invalidity or partial invalidity of this License Agreement or a portion thereof, the parties agree to conduct good faith negotiations directed toward mutually agreeable modifications which come as close as legally acceptable to the original intent of the parties at the date of Closing.

     9.04 APPLICABLE LAW. This License Agreement shall be construed and governed in accordance with the laws of the State of Ohio.


                                       6
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                                                                  PATENT LICENSE

IN WITNESS WHEREOF, each of the signatories hereto has caused this License Agreement to be signed by their respective duly authorized officers as of the date first written above.

THE PROCTER & GAMBLE COMPANY            PRESTIGE BRANDS INTERNATIONAL, INC.

BY: /s/ CLAYTON C. DALEY                BY: /s/ CYNTHIA B. SATTERWHITE
    --------------------                    --------------------------

NAME PRINTED: Clayton C. Daley          NAME PRINTED: Cynthia B. Satterwhite

TITLE: Chief Financial Officer &        TITLE: Vice President & Chief Financial
       Comptroller                             Officer

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                                                                  PATENT LICENSE

                                   SCHEDULE A

                             PATENTS TO BE LICENSED

COMET(R) BATHROOM LIQUID SPRAY CLEANER

1) U.S. Patent No. 5,061,393 entitled "Acidic Liquid Detergent Compositions for Bathrooms" issued in the name of Linares et al. on October 29, 1991.

2) U.S. Patent Des. 328,422 entitled "Bottle" issued in the name of Fuchs et al. on August 4, 1992.

3) U.S. Patent Des. 327,222 entitled "Sprayer Hood" issued in the name of Fuchs on June 23, 1992.

4) U.S. Patent Des. 321,322 entitled "Bottle" issued in the name of Fuchs on November 5, 1991.

COMET(R) LIQUID GEL BLEACH CLEANER

1) U.S. Patent No. 6,180,583 entitled "Cleaning Compositions Containing Short-Chain Surfactants" issued in the name of Cilley et al. on January 30, 2001.


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                                                                  PATENT LICENSE

                                   SCHEDULE B

                              CURRENT FORMULATIONS

COMET(R) POWDER CLEANSER

Formula Card Nos. *** or equivalent thereof.

COMET(R) BATHROOM LIQUID SPRAY CLEANER

Formula Card No. *** or equivalent thereof.

COMET(R) Liquid Gel Bleach Cleaner

Formula Card No. *** or equivalent thereof.

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                                                                  PATENT LICENSE

                                  SCHEDULE 2.01

***